SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      May 14, 2003

Adolor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-26929	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
700 Pennsylvania Drive, Exton, PA		19341
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:     (484) 595-1500

Not Applicable
(Former name or former address, if changed since last report)

Item 7(c).    Exhibits.

99.1    Press release of the registrant, dated May 14, 2003, furnished in accordance with Item 12 of this report.

Item 9.    Regulation FD Disclosure.

On May 14, 2003, the registrant issued a press release regarding its financial results for the quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report. The information set forth under this Item 9 is being provided under Item 12 “Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION
By: /s/Bruce A. Peacock Name: Bruce A. Peacock Title: President and Chief Executive Officer

Dated: May 14, 2003